UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2024

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York		001-11398
(State or Other Jurisdiction of Incorporation)	11-2520310	(Commission File Number)

91 Heartland Boulevard, Edgewood, New York 11717
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (631) 586-5200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CVU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 3, 2024, the audit and finance committee (the “Audit and Finance Committee”) of the board of directors of CPI Aerostructures, Inc. (the “Company”), determined, based on the recommendation of management, that the Company’s financial statements which were included in its Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the Securities and Exchange Commission (the “SEC”) should no longer be relied upon due to errors within Note 11 “Income Taxes” (“Note 11”) to the Company’s deferred tax asset and deferred tax liability balances at December 31, 2022, which the Company has determined were each previously overstated by $2,603,986 (the “Deferred Tax Error”) as a result of inadequate review, assessment of and reporting of the Company’s temporary differences between book and taxable income. Similarly, management’s report on the effectiveness of internal control over financial reporting, for such period should no longer be relied upon. The Company is in the process of remediating the material weakness in internal controls and related disclosure controls and procedures that led to the Deferred Tax Error.

The Company believes there is no material impact to the previously reported net deferred tax asset on its December 31, 2022 balance sheet, and believes there is no material impact to the Company’s previously reported net income, earnings per share or cash flow for the twelve months ended December 31, 2022.

On April 1, 2024 the Company filed a Notification of Late Filing on Form 12b-25 (the “Form 12b-25”) with the SEC which stated that the Company was unable to file its Annual Report on Form 10-K for the period ended December 31, 2023 (the “2023 Form 10-K”) by the prescribed due date without unreasonable effort or expense because the Company requires additional time to finalize the calculation of a correction to Note 11. The Company intends to restate its 2022 deferred tax asset and deferred tax liability balances at December 31, 2022 within Note 11 to its financial statements included in the 2023 Form 10-K which it expects to file with the U.S. Securities and Exchange Commission by April 16, 2024.

Attached as Exhibit 99.1 is a schedule of restated 2022 deferred income tax positions adjustments that the Company believes are needed to its previously reported December 31, 2022 deferred tax assets and liability balances which the Company intends to include within Note 11 to its financial statements included in the 2023 Form 10-K.

The Audit and Finance Committee and members of the Company’s management have discussed the matters disclosed in this Item 4.02 with RSM US LLP.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this Current Report on Form 8-K are forward-looking statements. The words “believes,” “intends,” “expects,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, those statements regarding the Company’s the deferred income tax positions adjustments that the Company believes are needed to its previously reported December 31, 2022 deferred tax assets and liability, the Company’s plans to file the 2023 Form 10-K and the timing thereof and the ability of the Company to identify and remediate material weaknesses in the Company’s internal control over financial reporting and related disclosure controls and procedures.

These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Factors that may cause future results to differ materially from the Company’s current expectations include, among other things, the timing and nature of the resolution of the issues discussed in this Current Report on Form 8-K, any delay in the filing of the 2023 Form 10-K, the timing and results of the Company’s review of the effectiveness of internal control over financial reporting and related disclosure controls and procedures.

The Company does not guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements. There are a number of important factors that could cause the Company’s actual results to differ materially from those indicated or implied by its forward-looking statements, including those important factors set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2022. Although the Company may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
99.1	Schedule of Restated 2022 Deferred Income Tax Positions
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2024

CPI AEROSTRUCTURES, INC.

By:

/s/ Andrew Davis

Andrew Davis

Chief Financial Officer

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